Exhibit 99.1
REPRINTED FROM NOVEMBER 23, 2009
UFood Restaurant Group, Inc. (UFFC.OB)
GEORGE NADDAFF developed Boston Chicken/Boston Market into a national franchise brand and in 1992 sold it to a group of Blockbuster Video executives. In 1993 he shared in its record-setting IPO, with a 143% first-day increase. Mr. Naddaff has founded and/or been significantly involved with several other successful concepts, including Mulberry Child Care Centers, which had over 90 company-owned childcare centers when it was sold to KinderCare; Sylvan Learning Centers, the nation’s leading after-school learning facilities; Ranch*1, a New York-based chain of grilled chicken sandwich restaurants; Living and Learning Schools, which operated more than 50 upscale childcare facilities and was sold to KinderCare; VR Business Brokers, the nation’s largest business brokerage franchise with over 350 offices and which was acquired in 1986 by Christies, London. Mr. Naddaff began his career in food service when he co-founded International Foods, which operated 19 KFC franchises in the Boston area and was sold in 1970.
SECTOR — RESTAURANTS
TWST: Would you begin with a brief historical sketch of the company and a picture of the things you are doing at the present time?
Mr. Naddaff: We started about five years ago, after taking over an existing chain at that time that was called Low Fat No Fat — terrible name. It was one unit in a little town called Watertown, and it was built by three body builders that had a unique little spot in between three gyms. It was really quite fascinating to me, and I decided after watching it for three months that perhaps it might be a franchisable concept. What was unique about it was that on their menu, right up in front of everything was the nutritional values under each and every menu item, so that the customer knew in advance what they were ordering and what they were putting in their body. That was a good four and a half years ago, before the recent campaign of no trans fats began to hit the scene. Well, this company that I acquired had been trans fat-free for five years before I found it, so really for a total of nine years. You’re now hearing a lot about menu labeling, a new movement where anyone that has 15 units has to do exactly what this company has been doing for a total of nine years, informing the consumer in advance what the calories were, what the fat content is, the protein, etc., so that people are informed. Now the unique part of all of this business is, yes, everybody is trying to get people to think about what they are putting in their body. People talk health, but they don’t walk the talk. And most of the restaurants will tell you that since they’ve made some of these menu changes, the consumer is not that hip, there is a small segment of our society that really cares about what they put in their body on a daily basis. But who are they? They are the people that are the Celiacs, the gluten-free people, the vegans, I would say the Jenny Craigs, the Weight Watchers, certainly the gym rats, certainly the guys that run on a daily basis. But the truth of the matter is, we have discovered that if you take 100 people that you and I would know, and you ask them the question, “What is their version of healthy?” you will get 100 different answers because everybody has their own idea of what healthy means to them. Now try to put a menu together that would satisfy the needs of that mass of humanity. It will be almost impossible. We learned that early on, when I first started rolling out these concepts — because I tried to satisfy everybody, and you can’t have a menu that is so broad that it becomes overwhelming if you can’t nail things down in a way that you understand what you’re putting across in terms of food cost, what it takes to put the food together. We had to go through this learning curve to understand that it can get too dangerous to try to satisfy the entire population. So the learning curve for us over the past four and a half years was to narrow down the total menu, get it to a point where we still attract what I would call the “healthy group.” And as I say, there is a wide variety of those people. But believe it or not, 80% of the consumers that come to UFood are just plain people that want to have a better-tasting meal. And if it happens to be healthy, it’s a benefit, not the prime reason. So we’ve gotten to that stage.

COMPANY INTERVIEW —— UFOOD RESTAURANT GROUP, INC.
Then we learned something else along the journey: We opened some units in suburban markets, and we found very quickly over a period of a year or two that there isn’t enough walk-by traffic. There are a lot of cars going by, but unless there is foot traffic, it didn’t really mean anything. Where do we succeed the most? We succeed the most in downtown markets, where there are people walking in the streets for lunch and for dinner. Recently, about a good year and a half ago, we opened a unit in Logan Airport. We were asked by the Massport authorities. We had a couple of units in the Boston area downtown. They saw the units, they loved the fact that they were healthy, better-for-you food, and they said, “We’ve got a space in Terminal B, American Airlines, it’s only 800 feet — we’d like to put in one of your units there.” We had never done a nontraditional site before, but it was at a time where the recession was out there. Airports, as you know, are busy throughout the day, and there is a mass of humanity in terms of foot traffic. So we took a chance and opened up a unit, and before you know it, we became the number-one entity in the food court — and that meant surpassing McDonald’s in sales. That said to us, “Wow, we’ve got something here. Let’s watch this.”
“We won the best food and concession award in the airport throughout the United States... This was several months ago. Well, that awakened all of the concessionaires who deal with airports.”
So we reached the point where the pilots, the stewardesses and the workers at the airport absolutely were enthralled with being able to pick up a healthy meal. And if they are going to travel across the country, at least they’ve got something good as opposed to what’s been offered in airports for the past quarter of a century. Well, as fate would have it, Airport Revenue News — which determines what the best operations are, what the best food operations are — does have a convention every year. And believe it or not, we were nominated along with 18 national chains. Mind you, we are not national by any stretched imagination, but we were nominated along with 18 major chains to go down to Orlando for their convention and see if we would win.
Now being at age 79, I don’t like to travel, jump around airplanes too much, especially where they don’t land on time and all that nice stuff. So I sent down my Vice President. I said, “Look, there is not a shot in hell that we can win this, but at least for the nominators we should be there at this event.” We won the award. We won the best food and concession award in the airport throughout the United States. Would you believe it? They sent us this beautiful trophy. This was several months ago. Well, that awakened all of the concessionaires who deal with airports. There are many, many concessionaires that have seven, eight, 10 different concepts in each airport, and these concessionaires look for the next best and brightest. Most of them are looking for a healthier concept, and there was really nothing out there to speak of. The next thing you know, we have a woman whose name is Gina Puente-Brancato, who runs 14 different restaurant concessions at Dallas/Fort Worth Airport. She’s passing through Logan Airport, she sees our unit, she tells me, and she orders $50 worth of food. She doesn’t eat all of it, she just tastes everything on the menu and calls me up and says, “I want this for Dallas/Fort Worth.” The next thing you know, she opens up at Dallas/Fort Worth. She is hearing great, wonderful comments from pilots; she gives a 10% discount to the employees at the airport, people love her.
One day, Parkland Memorial Hospital administrators are going through the Dallas/Fort Worth airport. Parkland is like the seventh largest hospital in United States. They see the nutritional values on our menu, and they say, “Wow, this food tastes great, we should have this at Parkland Memorial.” It was at the time they were making a decision to extend — you are going to love this — McDonald’s 20-year contract. They kicked McDonald’s out and put UFood Grill in. That unit is now under construction and will be open some time in December. What does this mean to us? It means that we put our foot into the nontraditional space. Now what does that mean? Nontraditional to us means airports, hospitals, colleges, casinos, travel plazas, places that we’ve never thought of because our traditional route has always been what I was doing at Boston Chicken/Boston Market. We always went into the communities, and we never worked what I would call the nontraditional space.
So suddenly, we are now under construction in Oakland, we’re talking to the Cleveland airport, Hopkins. We have seven other airports that we made applications for, and we will soon be operating in hospitals. We are now under construction at Terminal C Logan Airport — JetBlue, United Airlines. So while the world is in a little bit of chaos, especially in the restaurant space, we’ve discovered that these nontraditional places work for us. It’s like somebody working on the cure for cancer, and they go through years and years and years perfecting, raising money, hoping that you can get this cure so that you can do something for humanity.
We’ve gone through a period of four and a half years trying to get a niche, trying to get America to hear about us: Hey, we’re UFood Grill. Feel Great Eat Smart, where nutritious meets delicious. Now this message is being delivered across the country in airports, and it’s great because airports — like in Terminal B Logan — 6 million people who go through that terminal, they see our brand and, I won’t say the majority of them will, but many of them will eat our food. In Dallas/Fort Worth, it’s about 13 million people going through there, and many of them will see the unit, many will try our food, and many of them will start saying, “Why aren’t you in our town?”
So something unique has happened here, and I’ll tell you exactly what it is: I am branding the UFood unlike the traditional way. The traditional way would be to open up in communities and get the name out there. We’re getting into airports, where there are literally millions of travelers that will see the brand and begin recognizing the brand as they travel from airport to airport. When we open up in December at Parkland Memorial, we’re ready for a full-scale onslaught to hospitals that have 700 beds across America. We’re talking to Duke University, where there are 39,000 students. Parents want their kids to eat healthy when they are in these schools. We believe that for the time being, until the SBA starts financing franchises again, that our route is to work with these concessionaires who have the finances, who have the locations in place to take on our concept. We are now beginning to put a plan together where we’re going to try to raise another tranche of capital for company-owned airport locations.
So we’ve worked something quite by accident, to be honest with you. But that’s the way lightning strikes. So the brand has been perfected to the point where we have a great menu, we know what our food and labor costs are, we know what our construction costs are, and we have the staff on board to launch this brand across United States. We will be opening in the airport in January. We have approval in New York, New Jersey. We’re going to get into Reagan, we’re going to get into BWI. Now if you begin multiplying the amount of humanity that goes through these airports, we’re going to be dealing with 300-400 million people, God willing, between 2009 and 2010 that will see the brand. And maybe, just maybe, the economy will recover, and financing will be

COMPANY INTERVIEW — UFOOD RESTAURANT GROUP, INC.
available again for franchise prospects in communities again. We will go right back to selling franchises in foot-traffic areas. We will not go very quickly into what we call the suburban pockets. Our present strategy is to focus on non-traditional sites, drawing the attention of concessionaires of casinos, travel plazas and airports around the globe. So there’s just the slightest possibility that we found a niche here and that’s our focus.
TWST: Are the nontraditional locations a big part of the longer-term plan?
Mr. Naddaff: Absolutely. You see, airports for example, have a process. You can’t just walk into them. You have to do an RFP, as you’re going against other competitors. But mind you, I’m working through concessionaires who are already in the airports, who have the relationship with the airport authorities, and that is tremendous. Where the young startup would have a difficult time getting their foot in the door, we just happened to fall into it in Boston because they were looking for a healthier concept at that particular terminal, and that was our gift. Then of course getting the ARN award just was a spark that ignited the whole thing.
“I knew when the recession hit that it was going to be tough for sites. But there are also opportunities; because when 900 units become available after Starbucks walks away, 900 new opportunities can go into those spaces.”
TWST: What’s the competitive landscape like and what advantages do you feel you have?
Mr. Naddaff: Well, clearly the fact that we have venue that has been tried and proven for a total of nine and a half years. When we talk about healthy — you say healthy to most people, they’ll tell you it’s going to taste like tofu and salads, or taste like cardboard. We have taken this menu with our chefs and nutritionists, and perfected the menu so the food tastes great, and that’s the key to our concept. There are others who will try getting in this space, but they’ll have to go through the same learning curve that we’ve gone through. And we think that we perfected a menu that, from a cost point of view, we can deliver the food cost under 27%; we can deliver our labor under 25% — that is quite unique. And I think that just doesn’t happen overnight. We’ve had to perfect it. But in the end, the food has to taste great because you know, you can brag about it being good for you, but if it tastes like cardboard, you’re not going to get repeat business. I don’t care how healthy Jenny Craig wants you to be or Weight Watchers, or the Celiacs or the glutens, or the vegans. I mean, you know, they’re a small percentage of the population; they’re not the masses.
TWST: It sounds like the economic environment has pushed you to make some fundamental changes.
Mr. Naddaff: Big time. And you know, either do that or you’re out of business. I mean, you’ve seen big chains go bankrupt. Starbucks closes what, 900 units? Domino’s closes seven units in Phoenix. People are getting to the point where they’ve got to recognize something just happened out there, people that are looking for a deal have now a wide array — look at Burger King, a buck for double cheeseburger. Have you ever heard of that? I mean, McDonald’s on tax day said, “If you buy a burger today, we will give you another one free.” How the hell can you compete with that? Now mind you, that doesn’t mean they avoid paying for the food. They still have to buy the food product; they still have to prepare the product and have the labor. Where does that come out of? So while everybody is out there trying to cling to the customer base, I think we struck a chord where people who visit the airport will look at the other concepts around us and make a decision, “Hey, if this tastes as good as they say it does, and I’m going to travel across the country, what should I have in my body?” Which decision would give you the least cause of concern? So I think, as you say, yes, we’re going to stick with the nontraditional.
TWST: Your press materials say you’re looking to grow the concept nationwide through franchising. So you’re focusing almost entirely on that niche?
Mr. Naddaff: No, if somebody comes in over the transom that has a food background — I won’t take anybody that’s not in the food business — I’m not going to sit here trying to educate. Putting a healthy menu together is not like selling a burger or a pizza, or a piece of chicken. This product, you’ve got to be very aware of the ingredients because you have a responsibility to the consumer. So if people are in the food business, they come in for three weeks of training. And when they finish the three weeks of training, we will then send a team for their grand opening — four people for two weeks. Putting a menu like this together is not an easy thing to pull off. Anyone that tries to do it is going to get in trouble. It’s not like something McDonald’s can say, “We’re going to put apples and yogurt on the menu, not a problem.” But when you start talking about the kind of products we have, a chicken tomato fresco, a bison burger, which is very lean with lean cheese that still tastes great. We have a chicken chipotle sandwich, we have the Mighty Chicken Sandwich with almonds. I mean, we’ve gone through the extremes of trying to make this product taste great. If it tastes great and it is better for you, we’re going to get that customer.
TWST: So at the moment you have eight locations and three about to open?
Mr. Naddaff: Three about to open and about seven to eight more, hopefully early part of 2010.
TWST: And those seven to eight are all fitting into this nontraditional model?
Mr. Naddaff: Correct. We intend to keep on pushing. We got applications in for 21 other airports. The game is let’s stay focused, let’s hope the economy picks up. I don’t know how you see this stock market. Everybody has got an opinion on this whole issue, whether we’re in recession, whether we are coming out of it or not. But when the market can dive 200 points in a day, it scares the hell out of you.
TWST: A lot of people know about you from Boston Chicken/Boston Market. How does that experience carry over to this current concept?
Mr. Naddaff: I am not a kid, I’ve been in the game, I don’t panic. I knew when the recession hit that it was going to be tough for sites. But there are also opportunities: because when 900 units become available after Starbucks walks away, 900 new opportunities can go into those spaces. So while that is bad, there is also some good. But my background, I have been a Kentucky Fried Chicken franchisee. I know what it is like to be a franchisee. I know what I expected from the franchisor when I was a franchisee. So when I’m dealing with franchisees, I understand their needs. And the startup goes through a trial-and-error period; that’s why they call them startups. And you know what the failure rates are on startups? It is 50% to 60%. In the restaurant business, it is not unusual to see 50% to 60% fail within the first year alone. So you start a journey. You encounter the problems. No business, no problems. No problems, no business. You can quote that. I

COMPANY INTERVIEW —— UFOOD RESTAURANT GROUP, INC.
was quoted in Inc. magazine with that quote. So now I officially own it. No business, no problems. No problems, no business.
TWST: Would you share a bit about the backgrounds of some of the key members of your team on this project?
Mr. Naddaff: The President of my company is the former President of Boston Chicken, which he launched. He was the guy who was on my team when I created the concept, and he is here today. Our Director of Training was formerly with Atlanta Bread, similar to Panera, and our V.P. of Franchise Operations was with Metromedia. We have a person that has been with Chipotle, our marketing woman. We have over 248 years of food experience. We are not a bunch of young studs, God bless. We are a bunch of old fogies that understand the game. And you know, when something bad happens, we don’t panic. We recognize that as a learning experience, and we take that learning experience and fix it. So I am proud of our staff. It’s positive for all the right reasons. These are the times that try men’s souls, as you are well aware of. And I think we have got a formula that in the long run we hope to be there.
TWST: You started with at least one site that offered nutritional supplements and vitamins. Is that a big part of the plan?
Mr. Naddaff: It doesn’t work. It worked in the one store because of the bodybuilders. But when you got out into the suburban markets and women began looking at those whey and protein shakes, the guy behind that counter looking like Arnold Schwarzenegger, it scared the living hell out of her. So while the idea was infectious in the first place, it did not bode well because our customer base, by the way, is 65% women. Also about 70% of our business is takeout, grab and go. Why the airport works well — people at an airport don’t want to sit down and have a leisurely meal.
TWST: In your business update over the summer, you talked about your Chicago franchisee terminating three restaurants there.
Mr. Naddaff: What was that all about? He had about 12 other food concepts with one chain. And he had obligations that began to overpower him. And he couldn’t stay with it, pure and simple.
TWST: How is business at the traditional locations?
Mr. Naddaff: Well, our downtown Boston is still the highest volume. And the one at Fenway Park, it is right next to a Regal 24 movie screen. That’s near four colleges, and that’s still a great unit. So our traditional units that are company-owned are still doing well.
TWST: What’s the ownership structure of the ones in the airports and colleges?
Mr. Naddaff: Well, the one at Boston, the initial one, Logan, that’s company owned. The second unit is owned by a company called Midfield Concessions. The unit in Dallas, Texas, at the airport is a franchise unit. She is also the one that’s opening up at Parkland Memorial Hospital. The unit in Oakland is a franchise unit at the airport.
TWST: So you have all three possibilities going forward?
Mr. Naddaff: That is correct.
TWST: Do you give a lot of attention to investor relations?
Mr. Naddaff: Yes, we do. And anytime we have an opportunity to get our voice out there, we do. We have a full-time PR person here.
TWST: What might be some year-by-year milestones or indicators that investors should be looking for?
Mr. Naddaff: All I can say, being as old as I am, is that is a dangerous, dangerous question. I will open one successful unit at a time. And that’s the way I’m going to handle that question for the time being.
TWST: What would be the two or three best reasons for a long-term investor to look closely at UFood?
Mr. Naddaff: If he believes in our nontraditional approach, of finding the concept by exposing it to millions and eventually backing into communities, then he should think that maybe this might be an opportunity for him. That’s really the game I’m playing here because I don’t have to spend money to advertise in airports. People are there because they are traveling. And once I get them to see us, that is a sale that just happens. So I think that is a good reason and people say to me that I am on the right track. People call me, our investors, and they say, “We understand, we think you’re on the right track.” Now I wish I had more traditional units that were out there, but right now my strategy is to focus on what’s getting us the action.
TWST: Would you like to use the nontraditional market to build up and get back out into the traditional when the time comes?
Mr. Naddaff: For all the right reasons.
TWST: What do you tell investors when they get a chance to talk to you?
Mr. Naddaff: What I tell them? I am very frank with them. I say, “Look, we’ve gone through a tough learning curve.” By the way, many of them ask us if George Foreman is still with us.
TWST: Is he?
Mr. Naddaff: Absolutely. He is our spokesman. We understand as well the economic terrain that continues, we have several issues that we have to constantly be aware of. Pricing — making sure that people are aware that our food costs more than the traditional food costs. To give you an example: a hunk of straight cheese, American cheese, 14 cents; a hunk of sliced lean cheese, 26 cents. So there’s a game that you have to play if you’re going to put the signature of better food on the menu. Our focus in the near future will continue on the expansion of our presence in many major airports and other nontraditional venues across the country as possible. And that’s what I say to people. But like many companies across America, and in particular the restaurant segment, the unprecedented depth of the economic slowdown has taken a heavy toll. However, I can assure them that our professional staff of industry veterans is working very hard in this very tough and competitive environment to make this company a success. And that said, we will continue that effort and do our very best on behalf of these shareholders for all the right reasons.
TWST: With this niche concept, do you feel like you have turned a real corner?
Mr. Naddaff: I can’t say from a profit point of view that we expect to become profitable soon. But at the direction we’re heading in, I think it’s very close.
TWST: Anything else you want to cover?
Mr. Naddaff: You know, it is tough when you have a stock that is selling for about $0.10, it’s not like people are aware of you. But look, General Electric went down to four bucks. I am not going to sit here and apologize other than it’s just a fact of life. And up until the time we really start making some strong noise in this nontraditional segment, I think people will not be jumping all over the stock, but I think they’ll be aware of what’s happening.
TWST: Thank you. (MJW)
GEORGE NADDAFF
Chairman & CEO
UFood Restaurant Group
255 Washington Street
Suite 100
Newton, MA 02458
(617) 787-6000
www.ufoodgrill.com
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